EXHIBIT 10.1


AGREEMENT

ASSIGNMENT AGREEMENT                                                      Page 1






This agreement made as of the    23rd    day of June 2009

BETWEEN:

                  James Forest Products LLC, 2877 Slater Road, Ferndale WA 98248

                                  (hereinafter the "Assignors")

                                                         PARTY OF THE FIRST PART
AND:

                  Sea 2 Sky Corporation 2877 Slater Road, Ferndale, WA 98248

                                                        PARTY OF THE SECOND PART

                                  (hereinafter the "Assignees")

W H E R E A S :

A. The Assignors hold an interest in a Fiber Basket as contained in the Memorandum of Understanding and Agreement between the Assignor and Des Wilson Forestry Ltd., of New Zealand, a true copy of which is attached hereto as Schedule A (the "Agreement").

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of ONE DOLLAR ($1.00) now paid by the Assignees to the Assignors, and the mutual covenants and conditions herein contained (the receipt of which is hereby acknowledged) the Assignors and the Assignees DO

1. GRANT and ASSIGN unto the Assignees all of the Assignors's interest in and to all of the Agreement;

2. To hold the same unto the Assignees, henceforth and for all the other estate, term and interest (if any) of the Assignors therein;

3.   The Assignors do hereby covenant and agree with the Assignees that

     a) notwithstanding any act of theirs, the Agreement is a good, valid and subsisting Agreement and has not been pledged, assigned or transferred in any manner;
     b) the Assignors have good right to assign the said Agreement and all of its rights thereunder;

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     c)   the Assignors,  and all persons  lawfully  claiming under shall at all times hereafter, at the request of and at the cost of the Assignees execute such other agreements as the said Assignees shall reasonably require.

4. It is expressly agreed between the parties hereto that all grants, covenants, provisos and agreements rights, powers, privileges and liabilities contained herein shall be read and held as made by and with, granted to and imposed upon, the respective parties hereto, and their respective heirs, executors, administrators, successors and assigns and the same as if the words heirs, executors, administrators, successors and assigns had been inscribed in all proper and necessary places; and wherever the singular or the masculine is used herein, the same shall be construed as meaning the plural or feminine or the body politic or corporate wherein the context or the parties hereto so require, and where ever the party is more than one person, all covenants shall be deemed to be joint and several.

IN WITNESS WHEREOF the Parties hereto have set their hands on the place and date first above written.



James Forest Products LLC




-----------------------------
Authorized Signatory



Sea 2 Sky Corporation




----------------------------
David Siebenga